Exhibit 99.1

NEWS RELEASE

October 2, 2008

FARM - NASDAQ NATIONAL MARKET SYSTEM

Farmer Bros. Board Declares Dividend

TORRANCE, CALIF. – (BUSINESS WIRE) – Oct. 2, 2008 – Farmer Bros. Co. (Nasdaq: FARM) announced that its Board of Directors declared a regular dividend of $0.115 per share, payable on November 24, 2008 to shareholders of record on October 24, 2008.

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry and private-label customers such as retailers. The Company’s signature Farmer Bros. trucks and vans bearing the “Consistently Good” logo are seen throughout Farmer Brothers’ 28-state service area. The Company’s wholly owned Coffee Bean Intl. is one of the nation’s leading specialty coffee roasters and wholesalers. Farmer Brothers has paid a dividend in every year since 1953, increased its dividend in every year since 1997, and its stock price has risen on a split-adjusted basis from $1.80 a share in 1980. For more information, go to: www.farmerbroscousa.com.

Contact:

Jim Lucas / Abernathy MacGregor Group / 213-630-6550